Exhibit 99.2

Omnichannel Acquisition Corp.

BALANCE SHEET

	November 24, 2020	Pro Forma Adjustments		As Adjusted
		(Unaudited)		(Unaudited)
Assets:
Current assets:
Cash	$1,477,467	$6,500,000	(a)	$1,477,467
		130,000	(b)
		(130,000	)(c)
		(6,500,000	)(f)
Prepaid expenses	671,392	-		671,392
Total current assets	2,148,859	-		2,148,859
Cash held in Trust Account	200,000,000	6,500,000	(f)	206,500,000
Total Assets	$202,148,859	$6,500,000		$208,648,859

Liabilities and Stockholders’ Equity:
Current liabilities:
Accounts payable	$649,460	$-		$649,460
Accrued expenses	77,000	-		77,000
Franchise tax payable	41,694	-		41,694
Total current liabilities	768,154	-		768,154
Deferred underwriting commissions	7,000,000	227,500	(d)	7,227,500
Total liabilities	7,768,154	227,500		7,995,654

Commitments and Contingencies
Class A common stock, $0.0001 par value; 18,938,070 and 19,565,320 shares subject to possible redemption at $10.00 per share, actual and as adjusted, respectively	189,380,700	6,272,500	(e)	195,653,200

Stockholders’ Equity:
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued and outstanding	-	-		-
Class A common stock, $0.0001 par value; 380,000,000 shares authorized; 1,061,930 and 1,084,680 shares issued and outstanding (excluding 18,938,070 and 19,565,320 shares subject to possible, actual and as adjusted, respectively	106	65	(a)	108
		(63	)(e)
Class B common stock, $0.0001 par value; 20,000,000 shares authorized; 5,750,000 shares issued and outstanding (1)	575	-		575
Additional paid-in capital	5,047,921	6,499,935	(a)	5,047,919
		130,000	(b)
		(130,000	)(c)
		(227,500	)(d)
		(6,272,437	)(e)
Accumulated deficit	(48,597)	-		(48,597)
Total stockholders’ equity	5,000,005	-		5,000,005
Total Liabilities and Stockholders’ Equity	$202,148,859	$6,500,000		$208,648,859

(1)	This number includes up to 750,000 shares of Class B common stock subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriters. On November 30, 2020, the underwriters partially exercised the over-allotment option to purchase an additional 650,000 Units; thus, only 587,500 shares of Class B common stock remain subject to forfeiture.

The accompanying notes are an integral part of these financial statements.

NOTE 1 - CLOSING OF OVER-ALLOTMENT OPTION AND ADDITIONAL PRIVATE PLACEMENT

The accompanying unaudited Pro Forma Balance Sheet presents the Balance Sheet of Omnichannel Acquisition Corp.  (the “Company”) as of November 24, 2020, adjusted for the closing of the underwriters’ over-allotment option and related transactions which occurred on November 30, 2020 as described below.

The Company consummated its initial public offering (the “IPO”) of 20,000,000 units (the “Units”) at $10.00 per Unit, generating gross proceeds of $200.0 million, and incurring offering costs of approximately $11.6 million, inclusive of $7.0 million in deferred underwriting commissions. The Company granted the underwriters in the IPO (the “Underwriters”) a 45-day option to purchase up to 3,000,000 additional units to cover over-allotments, if any. The Underwriters partially exercised the over-allotment option and on November 30, 2020 purchased an additional 650,000 Units (the “Over-Allotment Units”), generating gross proceeds of $6.5 million, and incurred additional offering costs of $357,500 in underwriting fees (inclusive of $227,500 in deferred underwriting fees) (the “Over-Allotment”). After giving effect to the issuance of the Over-Allotment Units, the over-allotment option remains exercisable for up to 2,350,000 Units.

Simultaneously with the closing of the IPO on November 24, 2020, the Company completed a private placement (the “Private Placement”) of 6,000,000 warrants (each, a “Private Placement Warrant” and collectively, the “Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant to Omnichannel Sponsor LLC, a Delaware limited liability company (the “Sponsor”), generating proceeds of $6.0 million. Simultaneously with the closing of the Over-Allotment on November 30, 2020, the Company consummated the second closing of the Private Placement, resulting in the purchase of an aggregate of an additional 130,000 Private Placement Warrants by the Sponsor, generating gross proceeds to the Company of $130,000.

Upon the closing of the IPO, the Over-Allotment and the Private Placement, $206.5 million ($10.00 per Unit) of the net proceeds of the sale of the Units in the Initial Public Offering, the Over-Allotment and of the Private Placement Warrants in the Private Placement were placed in a  trust account (“Trust Account”), and invested only in U.S. government treasury bills, notes and bonds with a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act and which invest solely in U.S. Treasuries, as determined by the Company, until the earlier of (i) the completion of a business combination and (ii) the distribution of the Trust Account.

In addition, the Sponsor agreed to forfeit up to 750,000 shares of Class B common stock, par value $0.0001 per share (the “Founder Shares”), to the extent that the over-allotment option is not exercised in full by the underwriters. On November 30, 2020, the underwriters partially exercised the over-allotment option to purchase an additional 650,000 Units; thus, only 587,500 shares of Class B common stock remain subject to forfeiture.

Pro forma adjustments to reflect the exercise of the underwriters’ over-allotment option and the sale of the Private Placement Warrants described above are as follows:

	Pro Forma Entries	Debit	Credit
(a)	Cash	$6,500,000
	Class A common stock		$65
	Additional paid-in capital		$6,499,935
	To record sale of 650,000 Additional Units at $10.00 per Unit

(b)	Cash	$130,000
	Additional paid-in capital		$130,000
	To record sale of 130,000 Private Placement Warrants at $1.00 per warrant

(c)	Additional paid-in capital	$130,000
	Cash		$130,000
	To record payment of 2% of cash underwriting fee on overallotment option

(d)	Additional paid-in capital	$227,500
	Deferred underwriting commissions		$227,500
	To record additional deferred underwriting fee on overallotment option

(e)	Class A common stock	$63
	Additional paid-in capital	$6,272,437
	Class A common stock subject to possible redemption		$6,272,500
	To reclassify Class A common stock out of permanent equity into mezzanine redeemable stock

(f)	Trust account	$6,500,000
	Cash		$6,500,000
	To transfer $10.00 per Additional Units to Trust Account